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                          Exhibit 10(iii)(A)(8)


            FIRST AMENDMENT TO DEFERRED COMPENSATION AGREEMENT
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      First Amendment to Deferred Compensation Agreement ("First Amendment"),
entered into and effective as of November 7, 1997, by and between CLIPPER CRUISE LINE, INC., a Delaware corporation (hereinafter referred to as "Corporation"), and PAUL H. DUYNHOUWER, an individual, residing in the County of St. Louis, State of Missouri (hereinafter referred to as "Employee").

      WHEREAS, Corporation and Employee are parties to a certain Deferred Compensation Agreement, dated December 23, 1996 ("Agreement"), which sets forth certain terms relative to Employee's employment with the Corporation; and

      WHEREAS, the parties wish to amend the Agreement, pursuant to the terms and provisions set forth hereinbelow.

      NOW, THEREFORE, in consideration of the above premises and the mutual promises and covenants below, the parties agree as follows:

      1.    Revised Deferred Compensation Amount.  In lieu of the bonus and
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the Deferred Compensation Amount referred to in paragraphs 3, 4, and 5 of the
Agreement, the Corporation agrees to pay to Employee, and Employee agrees to accept from the Corporation, as deferred compensation, the following amount:
The amount which would have been accrued in favor of Employee, i.e., credited
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to Employee's Deferred Compensation Account, as of December 31, 1997, under paragraphs 3, 4, and 5 of the Agreement, for calendar years 1990 through 1997, only, computed in the manner set forth in paragraphs 3, 4, and 5 of the Agreement, if not for this First Amendment. In calculating the amount due to the Employee under this paragraph 1, the vested percentage applied under paragraph 4(c) of the Agreement shall be one hundred percent (100%).

      2.    Revised Deferred Compensation Payment Schedule.  The amount set
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forth in paragraph 1 hereinabove shall be paid in full by the Corporation on the later of the following:

            (a)   January 15, 1998; or

            (b) Three (3) business days following the date upon which the Corporation calculates the amount due and owing under paragraph 1 hereinabove, using reasonable diligence and promptness in making such calculation.

      3.    Release of Previous Deferred Compensation Obligations Under the
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Agreement.  Other than for the obligations expressly incurred by the
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Corporation under paragraphs 1 and 2 of this First Amendment, the Employee hereby releases, remises, and forever discharges the Corporation and its affiliates, officers, directors, shareholders, employees, and all of their respective successors and assigns, of and from any and all liabilities,


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obligations, or claims with respect to the payment of any bonus or Deferred assigns, of and from any and all liabilities, obligations, or claims with respect to the payment of any bonus or Deferred Compensation Amount to Employee under paragraphs 3, 4, or 5 of the Agreement. Any and all references to benefits, payments, or deferred compensation under paragraphs 7 through 15 of the Agreement, shall refer only to the payments described in paragraphs 1 and 2 of this First Amendment and not to the bonus or Deferred Compensation Amount referred to in paragraphs 3, 4 or 5 of the Agreement, which have hereby been terminated in full and replaced by the amount and payment schedule set forth in paragraphs 1 and 2 of this First Amendment. Employee further acknowledges that all of Corporation's obligations under paragraph 6 of the Agreement and the Memorandum of Agreement referred to in such paragraph 6, have been satisfied and discharged in full.

      4.    Ratification of Agreement in all Other Respects.  Other than as
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set forth in paragraphs 1, 2 and 3 of this First Amendment, the Agreement is in all other respects ratified and confirmed to remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment, intending to be legally bound thereby, on and as of the date first hereinabove stated.


                              CLIPPER CRUISE LINE, INC.

                              By:         /s/ Michael F. Doiron
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                              Print Name:     Michael F. Doiron
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                              Title:      Executive Vice President
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                              /s/ Paul H. Duynhouwer
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                                  Paul H. Duynhouwer

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